Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement Amendment No. 3 to Form F-4 of our report dated May 27, 2021, except for the effects of the restatement discussed in Note 2 to the financial statements, as to which the date is November 23, 2021, relating to the financial statements of Investindustrial Acquisition Corp., which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

November 23, 2021